[PRICEWATERHOUSECOOPERS LLP LETTERHEAD]

PRICEWATERHOUSECOOPERS LLP
CHARTERED ACCOUNTANTS
PO Box 82
Royal Trust Tower, Suite 3000
Toronto Dominion Centre
Toronto, Ontario
Canada M5K 1G8
Telephone +1 416 863 1133
Facsimile +1 416 365 8215
CONSENT OF INDEPENDENT ACCOUNTANTS
We make reference to the Registration Statement on Form F-10 to be filed with the United States Securities and Exchange Commission on January 4, 2006. We hereby consent to the incorporation by reference therein of our report dated March 15, 2005 on the consolidated balance sheets of Barrick Gold Corporation as at December 31, 2004 and 2003 and the consolidated statements of income, cash flows and shareholders’ equity and comprehensive income for each of the years in the three year period ended December 31, 2004 prepared in accordance with US generally accepted accounting principles which appear in Barrick Gold Corporation’s 2004 Annual Report.
(SIGNED) “PRICEWATERHOUSECOOPERS LLP”
Chartered Accountants
Toronto, Ontario
January 4, 2006

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.